UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”) was held on June 24, 2014. At the 2014 Annual Meeting, the holders of 3,909,673 shares of the Company’s common stock were represented in person or by proxy, thereby constituting a quorum.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2014 Annual Meeting.

Proposal 1. The stockholders of the Company elected Dr. Mark Wegman and Toby Wegman to the Board of Directors, each to serve until the 2017 annual meeting of stockholders or until such person resigns, is removed, or otherwise leaves office. The votes were cast as follows:

Director Name	For	Withheld
Toby Wegman	2,212,861	1,696,812
Dr. Mark Wegman	2,213,161	1,696,512

Proposal 2. The stockholders of the Company approved, on an advisory basis, the executive compensation of the Company’s named executive officer, Thomas L. Wegman for the 2014 fiscal year. The votes were cast as follows:

For	Against	Abstain
3,434,065	471,928	3,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014	BIOSPECIFICS TECHNOLOGIES CORP.
——————————————————
(Registrant)

/s/Thomas L. Wegman
——————————————————
Thomas L. Wegman
President